UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     From December 1, 2005 through December 6, 2005, Atmel Corporation repurchased certain of its zero coupon convertible notes, due 2021 (“2021 Notes”), for an aggregate purchase price of approximately $81.3 million (including commissions) in privately negotiated transactions. At the time of purchase such repurchased 2021 Notes had an accreted value of approximately $81 million. As of September 30, 2005, the accreted value of all outstanding 2021 Notes was approximately $221 million. Although further purchases of 2021 Notes are not contemplated at this time, Atmel may make additional open market purchases of 2021 Notes from time to time in the future, based on factors such as market conditions, legal requirements and other corporate considerations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: December 7, 2005	By:	/s/ George Perlegos
George Perlegos
President and Chief Executive Officer

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